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                                                                 Exhibit 10.40

[LETTERHEAD OF J.P. TURNER & COMPANY, L.L.C.]

                                                               August 20, 2002

Mr. David Eisenhaure
Chairman, President, and CEO
Satcon Technology Corporation
161 First Street
Cambridge, MA 02142
tel: (617) 661-0540
fax: (617) 661-3373

         RE: INVESTMENT BANKING AGREEMENT WITH J. P. TURNER & COMPANY, LLC

Dear Mr. Eisenhaure,

         This letter (the "AGREEMENT") shall confirm the engagement of J.P. Turner & Company, LLC ("TURNER") by Satcon Technology Corporation [NASDAQNM:
SATC] (the "COMPANY") for purposes of providing, on a non-exclusive basis, investor awareness and business advisory services as set forth below in consideration for the fees and compensation described hereinafter. The Agreement shall be effective as of the date set forth above.

         The Company agrees to provide Turner such information, historical financial data, business plans, due diligence documentation, and other information (collectively the "INFORMATION") in the possession of the Company or its agents that the parties may reasonably agree is required in order for Turner to perform the Services (as hereinafter defined) set forth herein. The Information provided by the Company to Turner shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company acknowledges that Turner may rely on the accuracy and completeness of all Information provided by the Company without independent verification. The Company authorizes Turner to use such Information in connection with its performance of the Services. Turner shall use its commercially reasonable best efforts to preserve the confidentiality of Information expressly designated as confidential by the Company.

         Turner will use its best efforts to furnish ongoing investor awareness and business advisory services (the "SERVICES") as the Company may from time to time reasonably request. The Services may include, without limitation, the following: preparation and assistance with investor presentations; introduction to capital conferences; and introductions to broker dealers, research analysts, and investment companies that Turner believes to be in the best interest of the Company.

    Turner represents and warrants that (i) it is a securities broker-dealer duly licensed and registered pursuant to federal and state securities laws rules and regulations; (ii) it is qualified and has the authority and ability to provide the services contemplated in this Agreement; and (iii) it is a member in good standing with the NASD and is in good standing with all states within which it is registered to conduct securities business.


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 2 of 7

         The term of this Agreement shall be 12 months from the effective date of this Agreement (the "TERM"). In the event that the Company desires to terminate this Agreement prior to the expiration date, it shall provide Turner with at least sixty (60) days prior written notice of its intention to terminate this Agreement and this Agreement shall so terminate following the expiration of this sixty (60) day period (the "TERMINATION DATE"), without any further responsibility for either party; provided, however, that Turner shall be entitled to receive all accrued compensation, including any unpaid cash compensation and all vested Warrants (as set forth below), and un-reimbursed expenses, if any, outstanding as of the Termination Date.

         In consideration for the services described herein, the Company shall pay to Turner a monthly advisory fee of seven thousand five hundred dollars ($7, 500) per month (the "MONTHLY ADVISORY FEE"). The first month advisory fee shall be paid to Turner upon the execution of this Agreement and continuing each month for the length of the Agreement. The Monthly Advisory Fee shall be earned and payable each month and may not be deferred by the Company unless the Company submits a written request to the Turner and Turner approves such request in writing. Any fees, which Turner agrees to defer, shall accumulate interest at a rate of 1% per month on the aggregate balance of deferred Monthly Advisory Fees. The Monthly Advisory Fee shall be directed to Turner in accordance with the following wiring instructions:

                  Bank:                 Wachovia Bank of Georgia
                  Phone:                404-995-8740
                  Fax:                  404-995-8755
                  Address:              4465 Buckhead Loop, Atlanta, GA  30326
                  ABA Routing #:        061-000-010
                  Account Name:         J.P. Turner & Company, L.L.C.
                  Account #:            186-834-16

         Simultaneously with the execution of this Agreement, the Company shall issue and deliver to Turner a common stock purchase warrant (the "INVESTMENT BANKING WARRANT") for the purchase of two hundred fifty thousand (250,000) shares of the Company's common stock. The Investment Banking Warrant shall have an exercise price of $1.75 per share and upon issuance, be fully paid, non-assessable, and free of any restrictions on transfer, but for those restrictions that are the result of state or federal securities law. The Warrant shall "vest" in favor of Turner in accordance with the Vesting Schedule attached hereto as Schedule A. Notwithstanding the foregoing, the Warrant shall immediately and completely vest in favor of Turner, and shall become immediately exercisable, in the event of the sale of the Company (or substantially all of the assets thereof) or the acquisition (or merger) transaction of the Company by or into another entity. The Warrant shall be issued to Turner in the form of a warrant agreement (the "WARRANT AGREEMENT"), which shall be in form and content reasonably satisfactory to Turner and its counsel. The Warrant Agreement shall provide for, among other provisions, the above terms and the following:

              (i) Turner may exercise the Warrant at any time after signing the Warrant Agreement. The Warrant shall expire three (3) years from the date that the Warrant Agreement is issued.


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 3 of 7

              (ii) anti-dilution provisions for stock dividends, splits, mergers, sale of substantially all of the Company's assets, except for sale of stock pursuant to the Company's Stock Option Plan(s).

             (iii) in lieu of any cash payment required by Turner in connection with the exercise of the Warrant, the holder(s) of the Warrant shall have the right at any time and from time to time, to exercise the Warrant in full or in part by surrendering the Warrant Agreement as payment of the aggregated Strike Price. The number of shares of Underlying Common Stock to be issued upon exercise shall be determined by multiplying the number of the shares of common stock within the Warrant to be exercised by an amount equal to the market price per share less the Strike Price, and then dividing the product thereof by the market price per share. Solely for the purposes of this paragraph, market price shall be calculated as the average of the market prices for each of the five (5) trading days preceding the date notice is given that the holder(s) intend(s) to exercise the Warrant.

              (iv) the Company shall reserve, and at all times have available, a sufficient number of shares of its common stock to be issued upon the exercise of the Warrant. Furthermore, the Company shall accept, and shall so instruct its transfer agent to accept, an appropriate Rule 144 opinion letter from any qualified securities attorney (not just an opinion from the Company's counsel) representing Turner or any of its employees or agents that are holders of the Warrant.

              (v) the Company shall, subject to the conditions listed below, grant "piggy back" registration rights, at the Company's expense, to include the shares of the Underlying Common Stock in any registration statement (except for Form S-4 or S-8 filings, or any equivalent thereto) filed by the Company under the Securities Act of 1933 relating to an underwriting of the sale of shares of common stock or other security of the Company, subject to customary and reasonable underwriter imposed lock-up requirements.

The Investment Banking Warrant shall be assigned to J.P. Turner & Company, L.L.C. and mailed to the following address:

           J.P. Turner & Company, L.L.C.
           Attention: Patrick J. Power, Managing Director or Investment Banking 3340 Peachtree Road
           Suite 2300
           Atlanta, GA 30326
           Phone: 404-479-8300
           Fax: 404-479-8345


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 4 of 7

         During the Term of this Agreement the Company covenants, promises and agrees that:

              (a) Company shall immediately notify Turner if it is contacted by NASDAQ for failing to maintain certain listing requirements or any other reason.

              (b) Company shall furnish Turner with copies of its annual, quarterly and proxy filings with the SEC, within thirty (30) days of the Company's filing thereof.

              (c) Company shall furnish Turner all press releases and any copies of any communication to the general public and its shareholders.

              (d) Company shall immediately notify Turner if it is the subject of any investigation or material litigation.


              (e) At least two (2) business days prior to the dissemination of any public announcement regarding this Agreement, including the fact of its existence, the Company shall submit to Turner, for its review and comment, the proposed public announcement. Turner shall thereafter have two (2) business days within which to submit its proposed amendments to the public announcement for inclusion therein. The proposed amendments shall be incorporated in the final version to be disseminated by the Company, unless, in the reasonable judgment of counsel to the Company, such amendments should not be incorporated.

         Any dispute, controversy or claim arising between the Company and Turner arising out of or related to this Agreement or breach thereof, shall be settled by arbitration, which shall be conducted in accordance with the rules of the American Arbitration Association then in effect and conducted in the County of Suffolk in the Commonwealth of Massachusetts. Any award made by arbitrators shall be binding and conclusive for all purposes thereof, may include injunctive relief, as well as orders for specific performance and may be entered as a final judgment in any court of competent jurisdiction. No arbitration arising out of or relating to this Agreement shall include, by consolidation or joinder or in any other manner, parties other than the Company or Turner and other persons substantially involved in common questions of fact or law whose presence is required if complete relief is to be afforded in arbitration. The cost and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators and may include reasonable attorneys fees. Each party hereby further agrees that service of process may be made upon it by registered or certified mail or personal service at the address provided for herein.

         The Company shall reimburse Turner for all expenses which are pre-approved by the Company, including, without limitation, acceptable travel and lodging, printing, legal, and mailing cost that Turner may incur in performance of the Services under this Agreement. Turner shall submit expense statements to the Company from time to time and the Company shall reimburse such expenses promptly thereafter.


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 5 of 7

         The Company shall indemnify and hold harmless Turner and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims caused by the Company's misstatement of a material fact or omission of a material fact required to make any statement not misleading. Turner shall indemnify and hold harmless the Company and the respective directors, officers, agents and employees of the Company (the "COMPANY PARTIES") from and against all losses, claims, damages, liabilities and expenses that result from Turner's malfeasance, or gross negligence in the performance of Turner's duties hereunder.

         The Company acknowledges that Turner has made no guarantees that its performance hereunder will achieve any particular result with respect to the Company's business, stock price, trading volume, market capitalization or otherwise.

         All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid, or one day after being sent by nationally recognized overnight carrier to the party for whom intended at the address set forth after each parties signatures.

         If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this entire Agreement provided such party exercises such right within a reasonable time after such occurrence.

         The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts without regard to principals of conflicts of laws provisions.

         This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 6 of 7

between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

         This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. Any amendment or modification to the Agreement shall be by written instrument only and must be executed by a representative, with complete authority, from the Company and Turner.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

         In the event that any dispute among the parties to this Agreement should result in litigation, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such substantially prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and collection.

         If any provision of this Agreement conflicts with any law, rule or regulation of any federal, state or self-regulatory organization, including the Securities and Exchange Commission, the blue-sky laws of any state, the National Association of Securities Dealers, Inc., or any other governmental authority having jurisdiction over the activities or services described herein, then in that event, the Company and Turner shall amend this Agreement to bring any affected provision into compliance with such regulations.


                            [SIGNATURE PAGE FOLLOWS]


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Technology Corporation
Investment Banking Agreement
08/20/02
Page 7 of 7

         If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this Agreement that will thereupon constitute an agreement between us.

                                          Yours very truly,


                                          Patrick J. Power
                                          Managing Director, Investment Banking
                                          J. P. Turner & Company, LLC




Accepted and approved this ______ day of ________________, 2002.



By:
                  -----------------------------------------------------

Name:             MR. DAVID EISENHAURE
Title:            CHAIRMAN, PRESIDENT, AND CEO
Company:          SATCON TECHNOLOGY CORPORATION
Address:          161 FIRST STREET
                  CAMBRIDGE, MA 02142
Phone:            (617) 661-0540
Facsimile:        (617) 661-3373